SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

        Date of Report (Date of earliest event reported): June 17, 1997

                            COMPLETE MANAGEMENT, INC.
             (Exact name of Registrant as specified in its charter)

        NEW YORK                   0-27260                     11-3149119
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 (State or other jurisdiction    (Commission                 (IRS Employer
      of incorporation)          File Number)              Identification No.)

                 254 West 31st Street, New York, New York 10001
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               (Address of principal executive office) (Zip Code)

                                 (212) 868-1188
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               Registrant's telephone number, including area code:

                                      N/A
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          (Former name or former address, if changed since last report)

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Item 2:     Acquisition or Disposition of Assets

      On June 17, 1997, Consumer Health Network, Inc. ("CHN") was merged with and into CHN Acquisition Corp., a wholly owned subsidiary of Complete Management, Inc. (the "Registrant"). CHN operates the largest preferred provider network in the State of New Jersey and has begun to establish its network in New York and Connecticut. The aggregate consideration paid to the shareholders of CHN in the merger was $8 million in cash and 314,651 shares of the Common Stock of the Registrant. In addition, the shareholders of CHN have a right to receive additional consideration of up to $1 million contingent upon future earnings of the business of CHN, all as set forth in the Merger Agreement.


Item 7:     Financial Statements, Pro Forma Financial Information and Exhibits

            Financial Statement of Business Acquired:

            The Registrant is in the process of completing the financial statements and pro forma financial data required by the provisions of Item 7 of Form 8-K. Such required financial statements and pro forma financial information will be filed on a Form 8-K/A not later than sixty (60) days after this report on Form 8-K was due.

            Exhibits:

            A Agreement and Plan of Merger dated as of June 16, 1997 among Consumer Health Network, Inc. ("Seller'"), CHN Acquisition Corp. and Complete Management, Inc.

            B Agreement dated as of June 16, 1997 among Consumer Health Network, Inc. ("Seller'"), the shareholders of Seller set forth on Exhibit A thereto. CHN Acquisition Corp. and Complete Management, Inc.


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                                    SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                               COMPLETE MANAGEMENT, INC.


Date: June 25, 1997            By: /s/ Dennis Simmons
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                                       Dennis Simmons, Executive Vice President